UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Rd., Suite 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Sections 1-3. Not applicable.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Change in Registrant’s Certifying Accountant.

On March 14, 2007, PricewaterhouseCoopers, LLP (“PwC”), the independent registered public accounting firm of Amerigon Incorporated (the “Corporation”) stated to the Corporation that it was declining to stand for re-election as the Corporation’s independent registered public accounting firm. PwC’s reports on the Corporation’s financial statements for the years ended December 31, 2006 and 2005 did not contain adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. PwC’s decision to not stand for re-election was made unilaterally by PwC. During the years ended December 31, 2006 and 2005 and through March 14, 2007, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make a reference to the subject matter of the disagreements in its reports on the Corporation’s financial statements for such years. During the years ended December 31, 2006 and 2005 and through March 14, 2007, there were no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided PwC a copy of the above disclosure and requested that PwC furnish a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not PwC agrees with the statements made above. A copy of PwC’s letter to the Commission is attached hereto as Exhibit 16.1.

Sections 5-8. Not applicable.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit 16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

	By:	/s/ Barry Steele
Date: March 19, 2007		Barry Steele, Chief Financial Officer and Secretary

Exhibit Index
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 19, 2007